EXHIBIT 23.2


                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


         As independent public accountants, we hereby consent to the incorporation by reference in this registration statement of our reports dated January 22, 1999, included in Zomax Incorporated's Annual Report on Form 10-K for the year ended December 25, 1998 and to all references included in or made part of this registration statement.



                          ARTHUR ANDERSEN LLP


                          /s/  Arthur Andersen LLP



Minneapolis, Minnesota
June 24, 1999